UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2007

PAWFECT FOODS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
State or other jurisdiction of Incorporation or Organization	Commission File No.	IRS employer ID No.

31-51 Steinway Street, Long Island City, NY	11103
(Address of principal offices)	(Zip Code)

Registrant's telephone number, including area code: 718 545-6406

1325 S Congress Ave., Boynton Beach, Florida 33426

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5:01. Changes in Control of Registrant.

Stock Purchase Agreement

On July 16, 2007, Charles Monahan, President, Treasurer, Secretary and principal shareholder of Pawfect Foods, Inc. (the "Registrant") entered into a Capital Stock Purchase Agreement (the "Stock Purchase Agreement") with Biotech Initiative of Chelsea, Ltd., a private investment fund based in London, England. All conditions to the closing were fulfilled and funds released to Mr. Monahan on July 17, 2007.

Under the Stock Purchase Agreement:

    Biotech Initiative purchased an aggregate of 2,000,000 restricted shares of the Registrant’s common stock from Mr. Monahan for approximately $624,000
    Mr. Monahan resigned as an officer and director of the Company.

Biotech Initiative, acting in its capacity as principal stockholder of the Registrant, appointed Pietro Gattini to serve as sole director, filling the vacancy created by the resignation of Mr. Monahan. Mr. Gattini also became President, Secretary and Treasurer.

The 2,000,000 shares represent approximately 89% of the outstanding shares of the Registrants common stock. The source of funds for Biotech Initiative’s purchase was from its own capital resources and no funds were borrowed.

The Registrant

The Registrant, was organized on November 15, 2005, and developed and began operating a website for the sale of pet food products via the Internet. As reported in the Registrant’s Form 10-QSB report for the period ended March 31, 2007, the Registrant had $4,614 of total assets and had accumulated losses of $20,486. It has not reported any revenue from its operations. Mr. Gattini will evaluate the Registrant’s current business plan, determine if it is viable and will evaluate potential acquisitions or business opportunities for the Registrant. Biotech Initiative has the ability to influence the Registrant’s decision making in this regard.

Copies of the Registrant’s filings with the Securities and Exchange Commission are available for inspection and copying at the public reference facilities of the Commission, 100 F Street, NE, Washington D.C. 20549 or on the Commission's website at www.sec.gov. The Registrant’s shares are quoted on the National Association of Securities Dealers Automated Quotation System Over-the-Counter Bulletin Board ("OTCBB") under the symbol "PWFF." Neither the Registrant, its Directors, Officers, affiliates or beneficial owner of more than 5% of its common stock is a party to, nor is its property subject to, any pending legal proceeding.

Item 5:02: Departure of Directors or Principal Officers; Election of Directors; Appointment

Of Principal Officers

Reference is made to "Item 5:01. Changes in Control of Registrant" of this report, which is incorporated by reference into this item.

Biotech Initiative, acting in its capacity as principal stockholder of the Registrant, appointed Pietro Gattini to serve as sole director, filling the vacancy created by the resignation of Mr. Monahan. Mr. Gattini also became President, Secretary and Treasurer.

Mr. Gattini is the owner and operator of Gatt Communications, Inc., a private two way radio communications sales service company he founded in 1994. Mr. Gattini has provided business consulting services as an independent contractor for more than the past five years. In addition, since May 1988, Mr. Gattini has served as sole director and officer of Allure Cosmetics, Inc., which files reports with the SEC, but is inactive.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Capital Stock Purchase Agreement between Biotech Initiative of Chelsea, Ltd.,

and Charles Monahan dated July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAWFECT FOODS, INC.

By: /s/ Pietro Gattini

Pietro Gattini,

President

Date: July 20, 2007